Exhibit 99.1

HeartSciences Reports Second Quarter Fiscal 2024 Financial Results

Southlake, TX, December 14, 2023 (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) ("HeartSciences" or the "Company"), an artificial intelligence (AI)-powered medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today reported financial results for the second quarter fiscal 2024 ended October 31, 2023 and provided a business update.

Key achievements and business highlights during fiscal Q2 2024 and to date include:

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Transformative change to HeartSciences through the closing of agreements with the Icahn School of Medicine at Mount Sinai, New York(Mount Sinai) covering an industry leading portfolio of AI-based ECG/EKG algorithms, technologies and patent rights for the screening and diagnosis of cardiovascular disease;
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Shift from a single-device, single-algorithm product base to a broad portfolio of algorithms to be delivered via a cloud-based hardware agnostic platform as well as the MyoVista® wavECG™ device;
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FDA confirmation for HeartSciences to change to a more standard 510(k) submission pathway from the more complex De Novo process for its MyoVista® wavECG™ device;
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510(k) process to result in some changes to our submission for the MyoVista®, but is expected to result in faster clearance overall, with FDA clearance for the MyoVista® targeted in calendar year 2024;
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510(k) pathway and acceptability of retrospective data for clinical validation is expected to save millions of dollars and years of time for future algorithms;
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Continued progress with the finalization of core-lab work in the MyoVista® validation study following completion of patient recruitment announced earlier in the year;
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FDA agreement with HeartSciences’ recent proposal to adjust the echocardiographic measurement thresholds for the first MyoVista® algorithm, thereby increasing clinical value, particularly in older patient cohorts. This adjustment is now being included in HeartSciences’ algorithm for validation and we are in discussion to leverage Mount Sinai’s vast ECG data records to ensure optimal results without increasing overall submission timelines;
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MyoVista® selected by CardiACT Ltd for its heart screening program of members of the Association of Garda Sergeants and Inspectors (i.e. Irish Police Officers) with an initial supplies order covering 2,400 patient tests for their first MyoVista® device;
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Further intellectual property portfolio expansion, bringing total patents to 42 (nine U.S., 33 internationally);

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Expanded international distribution channels with new distributor agreements in India and Denmark, covering all of India and the Nordic countries of Denmark, Sweden, Norway and Finland;
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Named Electrocardiography Advancement Specialists of the Year 2023 - USA in the Global Health & Pharma Excellence Awards; and
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Raised $9.6 million in net proceeds from sales of common stock, converted $1.1 million of debt to equity, and closed a series of license agreements with Mount Sinai which resulted in Mount Sinai becoming a material shareholder in the Company after the close of the second quarter fiscal 2024.

Andrew Simpson, Chief Executive Officer of HeartSciences, said, "In 2023, we executed on our initiatives despite a limited cash runway and deadline to address the Nasdaq shareholders’ equity deficiency. After the fiscal second quarter's close, we successfully completed a series of actions including an equity raise and debt conversion that remedied the Nasdaq shareholders’ equity deficiency. We currently have more than $5.0 million in shareholders’ equity and believe HeartSciences may be eligible for a second 180-day bid price grace period from Nasdaq, if necessary, upon expiry of the first deadline in late January 2024. We have been in dialogue with Nasdaq and advisers and, if necessary, expect to seek such an extension from Nasdaq.”

Mr. Simpson continued, “As we enter 2024, we believe HeartSciences is better positioned for continued progress and success than ever before. With recent industry developments we are optimistic about our future as 2023 saw AI-ECG go from a promising area of science to a healthcare reality with the FDA issuing a new product classification and American Medical Association a new CPT code. This further reaffirms our belief that it is one of the biggest opportunities in healthcarebecause it addresses one of the most significant diagnostic gaps in healthcare, namely front-line screening for heart disease at low-cost. Furthermore, we now have a long cash runway to make material progress after being capital constrained since our IPO in mid-2022. Mount Sinai is one of the elite leaders in the field of AI-ECG, and we are excited to have shifted from a single-device, single-algorithm company to a now have a greatly expanded product and business opportunity.”

Mr. Simpson added, “We are one of a tiny number of companies in the AI-ECG field as data is the moat around the sector which is why relationships with high-quality clinical institutions are imperative. The others are private companies funded at valuations in the hundreds of millions of dollars range which recognizes the scale of the medium-term opportunity. Millions of ECGs are performed every week today and we believe the screening possibilities of AI-ECG will further expand the market, the ECG market is forecast to see significant growth of 150%, to $25 billion a year, by 20321.”

There were no significant revenues in the second fiscal quarter 2024. As of October 31, 2023, cash and cash equivalents were approximately $100,000 and shareholders’ equity was a deficit of approximately $1.6 million. After the close of the second fiscal quarter 2024, the Company raised $9.3 million in net proceeds from sales of common stock and converted $1.1 million of debt to equity. Further, HeartSciences closed a series of license agreements with Mount Sinai which results in Mount Sinai becoming a material shareholder in the Company.

1.
Precedence Research 2023

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG's clinical usefulness. Undetected heart disease is one of the biggest challenges in healthcare and millions of ECGs are performed every week. The Company's objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool. HeartSciences' first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. HeartSciences also has an industry leading library of AI-ECG algorithms, technologies and patent rights developed using millions of ECG records which the Company intends to deliver using a cloud-based, hardware agnostic platform to accept ECGs from millions of existing ECG devices around the world, in addition to the MyoVista®.

For more information, please visit: https://www.heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 18, 2023, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023, filed with the SEC on September 14, 2023, and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024
info@heartsciences.com

Investors
Gilmartin Group
Vivian Cervantes
investorrelations@heartsciences.com